Exhibit 99.2

Contacts:
Gary J. Fuges
ValueClick, Inc.
1.818.575.4677

Carl White Promoted to Chief Executive Officer of ValueClick Europe

WESTLAKE VILLAGE, Calif. – August 3, 2006 – ValueClick, Inc. (Nasdaq: VCLK) today announced that Carl White has been promoted to the position of chief executive officer of ValueClick Europe, reporting directly to ValueClick, Inc. chairman and chief executive officer, James Zarley.

Mr. White has been responsible for managing ValueClick Europe since January 2001 and has held the position of chief operating officer of ValueClick Europe, since June 2005. Mr. White will continue to be responsible for the overall management and growth of all of ValueClick Europe’s operations, including its offices in London, Munich, Paris, and Stockholm.

“Carl has been instrumental in leading ValueClick Europe and managing its growth across our key businesses of Media, Affiliate Marketing, Technology, and Comparison Shopping,” said James Zarley, chairman and chief executive officer of ValueClick, Inc. “Carl has been a valued partner for years and I am pleased to recognize his efforts with this well-deserved promotion.”

Prior to joining ValueClick in October 2001, Mr. White served as the chief operating officer of 24/7 Europe and was responsible for media and technology businesses in thirteen countries. Prior to that, Mr. White worked as a publisher for BBC Worldwide, running commercial and editorial teams across a number of magazine titles and multimedia projects. Mr. White also has senior sales management experience from Gruner and Jahr, Media Week and Centaur Communications.

Mr. White holds a B.S.c. from Bristol University, England, graduating with honors.

About ValueClick, Inc.
ValueClick, Inc. (Nasdaq: VCLK) is one of the world’s largest integrated online marketing companies, offering comprehensive and scalable solutions to deliver cost-effective customer acquisition for advertisers and transparent revenue streams for publishers. ValueClick’s performance-based solutions allow its customers to reach their potential through multiple online marketing channels, including affiliate and search marketing, display advertising, lead generation, ad serving and related technologies, and comparison shopping. ValueClick brands include Commission Junction, ValueClick Media, Mediaplex, and PriceRunner. For more information, please visit www.valueclick.com.

This release contains forward-looking statements that involve risks and uncertainties, including, but not limited to, ValueClick’s ability to successfully integrate its recently completed Fastclick and Webclients acquisitions, trends in online advertising spending and estimates of future online performance-based advertising. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Important factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements are detailed under “Risk Factors” and elsewhere in filings with the Securities and Exchange Commission made from time to time by ValueClick, including: its Annual Report on Form 10-K filed on March 31, 2006 and an amendment to its Annual Report on Form 10-K/A filed on April 21, 2006; its current report on Form 8-K filed on February 27, 2006; recent quarterly reports on Form 10-Q and Form 10-Q/A; other current reports on Form 8-K; its amended registration statement on Form S-4 filed on September 27, 2005; and its final prospectus on Form 424B3 filed on September 28, 2005. Other factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include, but are not limited to, the risk that market demand for online advertising, and performance-based online advertising in particular, will not grow as rapidly as predicted. ValueClick undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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